EXHIBIT 99.1

Vornado Announces Second Quarter 2020 Financial Results

August 3, 2020 04:30 PM Eastern Standard Time

NEW YORK.......VORNADO REALTY TRUST (NYSE: VNO) reported today:
Quarter Ended June 30, 2020 Financial Results
NET LOSS attributable to common shareholders for the quarter ended June 30, 2020 was $197,750,000, or $1.03 per diluted share, compared to net income attributable to common shareholders of $2.400 billion, or $12.56 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net loss attributable to common shareholders, as adjusted (non-GAAP) for the quarter ended June 30, 2020 was $8,599,000, or $0.04 per share, and net income attributable to common shareholders, as adjusted for the quarter ended June 30, 2019 was $42,552,000, or $0.22 per diluted share.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended June 30, 2020 was $203,256,000, or $1.06 per diluted share, compared to $164,329,000, or $0.86 per diluted share, for the prior year's quarter.  Adjusting for the items that impact period-to-period comparability listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarters ended June 30, 2020 and 2019 was $105,750,000 and $173,775,000, or $0.55 and $0.91 per diluted share, respectively.
Six Months Ended June 30, 2020 Financial Results
NET LOSS attributable to common shareholders for the six months ended June 30, 2020 was $192,787,000, or $1.01 per diluted share, compared to net income attributable to common shareholders of $2.582 billion, or $13.51 per diluted share, for the six months ended June 30, 2019. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the six months ended June 30, 2020 and 2019 was $10,704,000 and $67,466,000, or $0.06 and $0.35 per diluted share, respectively.
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the six months ended June 30, 2020 was $333,616,000, or $1.75 per diluted share, compared to $412,013,000, or $2.16 per diluted share, for the six months ended June 30, 2019. Adjusting for the items that impact period-to-period comparability listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the six months ended June 30, 2020 and 2019 was $242,840,000 and $323,790,000, or $1.27 and $1.70 per diluted share, respectively.

The following table reconciles our net (loss) income attributable to common shareholders to net (loss) income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income attributable to common shareholders	$(197,750)	$2,400,195	$(192,787)	$2,581,683
Per diluted share	$(1.03)	$12.56	$(1.01)	$13.51

Certain expense (income) items that impact net (loss) income attributable to common shareholders:
Non-cash impairment loss on our investment in Fifth Avenue and Times Square JV, reversing a portion of the $2.559 billion gain recognized on the April 2019 transfer to the joint venture attributable to the GAAP required write-up of the retained interest	$305,859	$—	$305,859	$—
608 Fifth Avenue non-cash (lease liability extinguishment gain) impairment loss and related write-offs	(70,260)	101,092	(70,260)	101,092
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units	(49,005)	(88,921)	(108,916)	(219,875)
Credit losses on loans receivable resulting from a new GAAP accounting standard effective January 1, 2020	6,108	—	13,369	—
Our share of loss from real estate fund investments	6,089	20,758	62,247	23,662
Net gain on transfer to Fifth Avenue and Times Square retail JV, net of $11,945 attributable to noncontrolling interests	—	(2,559,154)	—	(2,559,154)
Real estate impairment losses	—	7,500	—	7,500
Mark-to-market (increase) decrease in Pennsylvania Real Estate Investment Trust ("PREIT") common shares (accounted for as a marketable security from March 12, 2019 and sold on January 23, 2020)	—	(1,313)	4,938	14,336
Net gain from sale of Urban Edge Properties ("UE") common shares (sold on March 4, 2019)	—	—	—	(62,395)
Prepayment penalty in connection with redemption of $400 million 5.00% senior unsecured notes due January 2022	—	—	—	22,540
Mark-to-market increase in Lexington Realty Trust ("Lexington") common shares (sold on March 1, 2019)	—	—	—	(16,068)
Other	2,019	2,802	9,915	3,954
	200,810	(2,517,236)	217,152	(2,684,408)
Noncontrolling interests' share of above adjustments	(11,659)	159,593	(13,661)	170,191
Total of certain expense (income) items that impact net (loss) income attributable to common shareholders	$189,151	$(2,357,643)	$203,491	$(2,514,217)

Net (loss) income attributable to common shareholders, as adjusted (non-GAAP)	$(8,599)	$42,552	$10,704	$67,466
Per diluted share (non-GAAP)	$(0.04)	$0.22	$0.06	$0.35

The following table reconciles our FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$203,256	$164,329	$333,616	$412,013
Per diluted share (non-GAAP)	$1.06	$0.86	$1.75	$2.16

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
608 Fifth Avenue non-cash (lease liability extinguishment gain) impairment loss and related write-offs	$(70,260)	$77,156	$(70,260)	$77,156
After-tax net gain on sale of 220 CPS condominium units	(49,005)	(88,921)	(108,916)	(219,875)
Credit losses on loans receivable resulting from a new GAAP accounting standard effective January 1, 2020	6,108	—	13,369	—
Our share of loss from real estate fund investments	6,089	20,758	62,247	23,662
Prepayment penalty in connection with redemption of $400 million 5.00% senior unsecured notes due January 2022	—	—	—	22,540
Other	2,459	1,092	6,664	2,298
	(104,609)	10,085	(96,896)	(94,219)
Noncontrolling interests' share of above adjustments	7,103	(639)	6,120	5,996
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$(97,506)	$9,446	$(90,776)	$(88,223)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$105,750	$173,775	$242,840	$323,790
Per diluted share (non-GAAP)	$0.55	$0.91	$1.27	$1.70
____________________________________________________________

(1)
See page 13 for a reconciliation of our net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and six months ended June 30, 2020 and 2019.

COVID-19 Pandemic
In December 2019, a novel strain of coronavirus (“COVID-19”) was identified in Wuhan, China and by March 11, 2020, the World Health Organization had declared it a global pandemic. Many states in the U.S., including New York, New Jersey, Illinois and California implemented stay-at-home orders for all "non-essential" business and activity in an aggressive effort to curb the spread of the virus. In May 2020, certain states implemented phased re-opening plans for businesses and activities that were previously ordered to close, with limitations on occupancy and certain other restrictions. It is uncertain as to how long these restrictions will continue or if additional restrictions or closures will be imposed. As a result of the COVID-19 pandemic, the U.S. economy has suffered and there has been significant volatility in the financial markets. Many U.S. industries and businesses have been negatively affected and millions of people have filed for unemployment.
As our first priority, we are following strict protocols and taking all measures to protect our employees, tenants, and communities.
Our properties, which are concentrated in New York City, and in Chicago and San Francisco, have been adversely affected as a result of the COVID-19 pandemic and the preventive measures taken to curb the spread of the virus. Some of the effects on us include the following:

•
With the exception of grocery stores and other "essential" businesses, many of our retail tenants closed their stores in March 2020 and began reopening when New York City entered phase two of its state-mandated reopening plan on June 22, 2020.

•	While our buildings remain open, many of our office tenants are working remotely.

•	We have temporarily closed the Hotel Pennsylvania.

•	We have cancelled trade shows at theMART for the remainder of 2020.

•
Because certain of our development projects were deemed "non-essential," they were temporarily paused in March 2020 due to New York State executive orders and resumed once New York City entered phase one of its state mandated reopening plan on June 8, 2020.

•
As of April 30, 2020, we placed 1,803 employees on temporary furlough, which included 1,293 employees of Building Maintenance Services LLC ("BMS"), a wholly owned subsidiary, which provides cleaning, security and engineering services primarily to our New York properties, 414 employees at the Hotel Pennsylvania and 96 corporate staff employees. As of July 31, 2020, 542 employees have been taken off furlough and returned to work, which included 503 employees of BMS and 39 corporate staff employees.

•	Effective April 1, 2020, our executive officers waived portions of their annual base salary for the remainder of 2020.

•	Effective April 1, 2020, each non-management member of our Board of Trustees agreed to forgo his or her $75,000 annual cash retainer for the remainder of 2020.
While we believe our tenants are required to pay rent under their leases, in limited circumstances, we have agreed to and may continue to agree to rent deferrals and rent abatements for certain of our tenants. We have made a policy election in accordance with the Financial Accounting Standards Board (“FASB”) Staff Q&A which provides relief in accounting for leases during the COVID-19 pandemic, allowing us to continue recognizing rental revenue on a straight-line basis for rent deferrals, with no impact to revenue recognition, and to recognize rent abatements as a reduction to rental revenue in the period granted.
For the quarter ended June 30, 2020, we collected 88% (94% including rent deferrals) of rent due from our tenants, comprised of 93% (98% including rent deferrals) from our office tenants and 72% (78% including rent deferrals) from our retail tenants. Rent deferrals generally require repayment in monthly installments over a period not to exceed twelve months.
Based on our assessment of the probability of rent collection of our lease receivables, we have written off $36,297,000 of receivables arising from the straight-lining of rents, primarily for the JCPenney lease at Manhattan Mall and the New York & Company, Inc. lease at 330 West 34th Street, both tenants have filed for Chapter 11 bankruptcy, and $8,822,000 of tenant receivables deemed uncollectible, resulting in a reduction of lease revenues and our share of income from partially owned entities for the three and six months ended June 30, 2020. Prospectively, revenue recognition for these tenants will be based on actual amounts received.

COVID-19 Pandemic - continued
In light of the evolving health, social, economic, and business environment, governmental regulation or mandates, and business disruptions that have occurred and may continue to occur, the impact of the COVID-19 pandemic on our financial condition and operating results remains highly uncertain but the impact could be material. The impact on us includes lower rental income and potentially lower occupancy levels at our properties which will result in less cash flow available for operating costs, to pay our indebtedness and for distribution to our shareholders. During the second quarter of 2020, we experienced a decrease in cash flow from operations due to the COVID-19 pandemic, including reduced collections of rents billed to certain of our tenants, the temporary closure of Hotel Pennsylvania, the cancellation of trade shows at theMART through 2020, and lower revenues from BMS and signage. In addition, we have concluded that our investment in Fifth Avenue and Times Square JV is "other-than-temporarily" impaired and recorded a $306,326,000 non-cash impairment loss, before noncontrolling interests of $467,000, on our consolidated statements of income for the second quarter of 2020. The value of our real estate assets may continue to decline, which may result in additional non-cash impairment charges in future periods and that impact could be material.
FFO, as Adjusted Bridge - Q2 2020 vs. Q2 2019
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2019 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2020:

	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2019	$173.8	$0.91

(Decrease) increase in FFO, as adjusted due to:
Write-offs of straight-line rent receivables - non-cash ($36.3) and tenant receivables deemed uncollectible ($8.8)	(45.1)
theMART (primarily $8.2 from the cancellation of trade shows)	(13.1)
Hotel Pennsylvania temporary closure since April 1, 2020	(12.5)
PENN District out of service for redevelopment	(8.7)
Lower revenues from BMS ($4.0) and Signage ($2.2)	(6.2)
Asset sales	(4.9)
Interest expense decrease (partially offset by lower capitalized interest) and other, net	7.5
Other tenant related items (primarily lease termination income)	5.5
Lower general and administrative expense	4.4
	(73.1)
Noncontrolling interests' share of above items	5.1
Net decrease	(68.0)	(0.36)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended June 30, 2020	$105.8	$0.55
See page 13 for a reconciliation of our net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and six months ended June 30, 2020 and 2019. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 3 of this press release.

Dispositions:
PREIT
On January 23, 2020, we sold all of our 6,250,000 common shares of PREIT, realizing net proceeds of $28,375,000. We recorded a $4,938,000 loss (mark-to-market decrease) for the six months ended June 30, 2020.
220 CPS
During the three months ended June 30, 2020, we closed on the sale of four condominium units at 220 CPS for net proceeds aggregating $156,972,000 resulting in a financial statement net gain of $55,695,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $6,690,000 of income tax expense was recognized on our consolidated statements of income. During the six months ended June 30, 2020, we closed on the sale of 11 condominium units at 220 CPS for net proceeds aggregating $348,188,000 resulting in a financial statement net gain of $124,284,000. In connection with these sales, $15,368,000 of income tax expense was recognized in our consolidated statements of income. From inception to June 30, 2020, we closed on the sale of 76 units for aggregate net proceeds of $2,168,320,000 resulting in financial statement net gains of $809,901,000.
Financings:
Unsecured Term Loan
On February 28, 2020, we increased our unsecured term loan balance to $800,000,000 (from $750,000,000) by exercising an accordion feature. Pursuant to an existing swap agreement, $750,000,000 of the loan bears interest at a fixed rate of 3.87% through October 2023, and the balance of $50,000,000 floats at a rate of LIBOR plus 1.00% (1.18% as of June 30, 2020). The entire $800,000,000 will float thereafter for the duration of the loan through February 2024.
Leasing Activity For The Three Months Ended June 30, 2020:

•
304,000 square feet of New York Office space (291,000 square feet at share) at an initial rent of $70.71 per square foot and a weighted average lease term of 5.2 years. The initial rent of $70.71 excludes the rent on 174,000 square feet as the starting rent will be determined in 2021 based on fair market value. The change in the GAAP and cash mark-to-market rent on the 82,000 square feet of second generation space were positive 12.1% and 14.1%, respectively. Tenant improvements and leasing commissions were $4.93 per square foot per annum, or 7.0% of initial rent.

•
23,000 square feet of New York Retail space (all at share) at an initial rent of $130.92 per square foot and a weighted average lease term of 3.8 years. The change in the GAAP and cash mark-to-market rent on the 22,000 square feet of second generation space were positive 0.2% and 0.1%, respectively. Tenant improvements and leasing commissions were $8.60 per square foot per annum, or 6.6% of initial rent.

•
42,000 square feet at theMART (all at share) at an initial rent of $56.03 per square foot and a weighted average lease term of 4.1 years. The change in the GAAP and cash mark-to-market rent on the 40,000 square feet of second generation space were negative 0.3% and 3.1%, respectively. Tenant improvements and leasing commissions were $3.34 per square foot per annum, or 6.0% of initial rent.

•
5,000 square feet at 555 California Street (3,000 square feet at share) at an initial rent of $91.00 per square foot and a weighted average lease term of 5.0 years. The change in the GAAP and cash mark-to-market rent on the 3,000 square feet of second generation space were positive 25.7% and 15.0%, respectively. Tenant improvements and leasing commissions were $2.88 per square foot per annum, or 3.2% of initial rent.

Leasing Activity For The Six Months Ended June 30, 2020:

•
615,000 square feet of New York Office space (588,000 square feet at share) at an initial rent of $84.88 per square foot and a weighted average lease term of 5.9 years. The initial rent of $84.88 excludes the rent on 174,000 square feet as the starting rent will be determined in 2021 based on fair market value. The change in the GAAP and cash mark-to-market rent on the 357,000 square feet of second generation space were negative 0.7% and positive 3.2%, respectively. Tenant improvements and leasing commissions were $8.75 per square foot per annum, or 10.3% of initial rent.

•
38,000 square feet of New York Retail space (36,000 square feet at share) at an initial rent of $236.93 per square foot and a weighted average lease term of 5.9 years. The change in the GAAP and cash mark-to-market rent on the 31,000 square feet of second generation space were positive 55.7% and 48.3%, respectively. Tenant improvements and leasing commissions were $32.88 per square foot per annum, or 13.9% of initial rent.

•
273,000 square feet at theMART (all at share) at an initial rent of $48.64 per square foot and a weighted average lease term of 9.3 years. The change in the GAAP and cash mark-to-market rent on the 268,000 square feet of second generation space were positive 2.0% and negative 1.5%, respectively. Tenant improvements and leasing commissions were $4.39 per square foot per annum, or 9.0% of initial rent.

•
11,000 square feet at 555 California Street (8,000 square feet at share) at an initial rent of $105.66 per square foot and a weighted average lease term of 3.0 years. The change in the GAAP and cash mark-to-market rent on the 8,000 square feet of second generation space were positive 36.7% and 23.7%, respectively. Tenant improvements and leasing commissions were $2.86 per square foot per annum, or 2.7% of initial rent.

Same Store Net Operating Income ("NOI") At Share:
The percentage (decrease) increase in same store NOI at share and same store NOI at share - cash basis of our New York segment, theMART and 555 California Street are summarized below.

	Total	New York	theMART(2)	555 California Street
Same store NOI at share % (decrease) increase(1):
Three months ended June 30, 2020 compared to June 30, 2019	(24.5)%	(23.4)%	(42.5)%	(5.0)%
Six months ended June 30, 2020 compared to June 30, 2019	(13.9)%	(12.9)%	(29.8)%	0.1%
Three months ended June 30, 2020 compared to March 31, 2020	(20.3)%	(22.0)%	(14.0)%	(4.0)%

Same store NOI at share - cash basis % decrease(1):
Three months ended June 30, 2020 compared to June 30, 2019	(10.8)%	(6.4)%	(44.5)%	(4.3)%
Six months ended June 30, 2020 compared to June 30, 2019	(6.3)%	(3.6)%	(30.0)%	(0.4)%
Three months ended June 30, 2020 compared to March 31, 2020	(7.8)%	(7.0)%	(20.3)%	(2.1)%
____________________

(1)	See pages 15 through 20 for same store NOI at share and same store NOI at share - cash basis reconciliations.

(2)
The decreases in same store NOI at share and same store NOI at share - cash basis were primarily due to the effects of the COVID-19 pandemic, causing trade shows to be cancelled from late March 2020 through the remainder of the year.

NOI At Share:
The elements of our New York and Other NOI at share for the three and six months ended June 30, 2020 and 2019 and the three months ended March 31, 2020 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Six Months Ended June 30,
	June 30,		March 31, 2020
	2020	2019		2020	2019
New York:
Office(1)(2)	$161,444	$179,592	$183,205	$344,649	$363,132
Retail(1)(3)	21,841	57,063	52,018	73,859	145,330
Residential	5,868	5,908	6,200	12,068	11,953
Alexander's Inc. ("Alexander's")	8,331	11,108	10,492	18,823	22,430
Hotel Pennsylvania(4)	(8,516)	4,031	(9,356)	(17,872)	(1,785)
Total New York	188,968	257,702	242,559	431,527	541,060

Other:
theMART(5)	17,803	30,974	21,113	38,916	54,497
555 California Street	14,837	15,358	15,231	30,068	29,859
Other investments(6)	1,032	4,875	2,010	3,042	21,265
Total Other	33,672	51,207	38,354	72,026	105,621

NOI at share	$222,640	$308,909	$280,913	$503,553	$646,681
____________________

(1)	Reflects the transfer of 45.4% of common equity in the properties contributed to Fifth Avenue and Times Square JV on April 18, 2019.

(2)
The three and six months ended June 30, 2020 include $13,220 of non-cash write-offs of receivables arising from the straight-lining of rents, primarily for the New York & Company, Inc. lease at 330 West 34th Street and $940 of write-offs of tenant receivables deemed uncollectible.

(3)
The three and six months ended June 30, 2020 include $20,436 of non-cash write-offs of receivables arising from the straight-lining of rents, primarily for the JCPenney lease at Manhattan Mall and $6,731 of write-offs of tenant receivables deemed uncollectible. 2019 includes $13,199 of non-cash write-offs of receivables arising from the straight-lining of rents.

(4)	The decrease in NOI at share is primarily due to the effects of the COVID-19 pandemic. The Hotel Pennsylvania has been temporarily closed since April 1, 2020 as a result of the pandemic.

(5)	The decrease in NOI at share is primarily due to the effects of the COVID-19 pandemic, causing trade shows to be cancelled from late March 2020 through the remainder of the year.

(6)	2019 includes our share of PREIT (accounted for as a marketable security from March 12, 2019 and sold on January 23, 2020) and UE (sold on March 4, 2019).

NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share - cash basis for the three and six months ended June 30, 2020 and 2019 and the three months ended March 31, 2020 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Six Months Ended June 30,
	June 30,		March 31, 2020
	2020	2019		2020	2019
New York:
Office(1)(2)	$175,438	$178,806	$187,035	$362,473	$363,176
Retail(1)(3)	38,913	66,726	49,041	87,954	147,662
Residential	5,504	5,303	5,859	11,363	11,074
Alexander's	10,581	11,322	11,094	21,675	22,849
Hotel Pennsylvania(4)	(8,525)	3,982	(9,364)	(17,889)	(1,882)
Total New York	221,911	266,139	243,665	465,576	542,879

Other:
theMART(5)	17,765	31,984	22,705	40,470	56,896
555 California Street	15,005	15,595	15,435	30,440	30,340
Other investments(6)	2,149	4,939	2,184	4,333	21,133
Total Other	34,919	52,518	40,324	75,243	108,369

NOI at share - cash basis	$256,830	$318,657	$283,989	$540,819	$651,248
____________________

(1)	Reflects the transfer of 45.4% of common equity in the properties contributed to Fifth Avenue and Times Square JV on April 18, 2019.

(2)	The three and six months ended June 30, 2020 include $940 of write-offs of tenant receivables deemed uncollectible.

(3)	The three and six months ended June 30, 2020 include $6,731 of write-offs of tenant receivables deemed uncollectible.

(4)	The decrease in NOI at share - cash basis is primarily due to the effects of the COVID-19 pandemic. The Hotel Pennsylvania has been temporarily closed since April 1, 2020 as a result of the pandemic.

(5)	The decrease in NOI at share - cash basis is primarily due to the effects of the COVID-19 pandemic, causing trade shows to be cancelled from late March 2020 through the remainder of the year.

(6)	2019 includes our share of PREIT (accounted for as a marketable security from March 12, 2019 and sold on January 23, 2020) and UE (sold on March 4, 2019).

Penn District - Active Development/Redevelopment Summary as of June 30, 2020

(Amounts in thousands of dollars, except square feet)
		Property Rentable Sq. Ft.								Projected Incremental Cash Yield
Active Penn District Projects	Segment		Budget(1)		Amount Expended		Remainder to be Expended		Stabilization Year
Farley (95% interest)	New York	844,000	1,030,000	(2)	622,844	(3)	407,156		2022	7.4%
PENN2 - as expanded(4)	New York	1,795,000	750,000		69,686		680,314		2024	8.4%
PENN1(5)	New York	2,545,000	325,000		112,089		212,911		N/A	13.5%(5)(6)
Districtwide Improvements	New York	N/A	100,000		8,735		91,265		N/A	N/A
Total Active Penn District Projects			2,205,000		813,354		1,391,646	(7)		8.3%
________________________________

(1)	Excluding debt and equity carry.

(2)	Net of 135,000 of historic tax credit investor contributions, of which 88,000 has been funded to date (at our 95% share).

(3)	The amount expended has been increased by 60,338 of expenditures and reduced by 88,000 of historic tax credit investor contributions for the three months ended June 30, 2020.

(4)	PENN2 (including signage) estimated impact on cash basis NOI and FFO of square feet taken out of service:

	2020	2021	2022
Square feet out of service at end of year	1,140,000	1,190,000	1,200,000
Year-over-year reduction in Cash Basis NOI(i)	(25,000)	(14,000)	—
Year-over-year reduction in FFO(ii)	(19,000)	—	—
________________________________
(i) After capitalization of real estate taxes and operating expenses on space out of service.
(ii) Net of capitalized interest on space out of service under redevelopment.

(5)
Property is ground leased through 2098, as fully extended. Fair market value resets occur in 2023, 2048 and 2073. The 13.5% projected return is before the ground rent reset in 2023, which may be material.

(6)	Achieved as existing leases roll; average remaining lease term 4.9 years.

(7)	Expected to be funded from 220 CPS net sales proceeds and existing cash.

There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.

Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, August 4, 2020 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-771-4371 (domestic) or 847-585-4405 (international) and indicating to the operator the passcode 49760489. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Joseph Macnow
(212) 894-7000
Supplemental Financial Information
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2019 and "Item 1A. Risk Factors" in Part II of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors. Currently, one of the most significant factors is the ongoing adverse effect of the COVID-19 pandemic on our business, financial condition, results of operations, cash flows, operating performance and the effect it will have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. The extent of the impact of the COVID-19 pandemic will depend on future developments, including the duration of the pandemic, which are highly uncertain at this time but that impact could be material. Moreover, you are cautioned that the COVID-19 pandemic will heighten many of the risks identified in "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, as well as the risks set forth in "Item 1A. Risk Factors" in Part II of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020.

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except unit, share, and per share amounts)	As of
	June 30, 2020	December 31, 2019
ASSETS
Real estate, at cost:
Land	$2,588,200	$2,591,261
Buildings and improvements	7,975,871	7,953,163
Development costs and construction in progress	1,541,432	1,490,614
Moynihan Train Hall development expenditures	1,087,669	914,960
Leasehold improvements and equipment	127,685	124,014
Total	13,320,857	13,074,012
Less accumulated depreciation and amortization	(3,106,393)	(3,015,958)
Real estate, net	10,214,464	10,058,054
Right-of-use assets	376,958	379,546
Cash and cash equivalents	1,768,459	1,515,012
Restricted cash	94,882	92,119
Marketable securities	—	33,313
Tenant and other receivables	118,273	95,733
Investments in partially owned entities	3,648,651	3,999,165
Real estate fund investments	17,453	222,649
220 Central Park South condominium units ready for sale	426,623	408,918
Receivable arising from the straight-lining of rents	692,931	742,206
Deferred leasing costs, net of accumulated amortization of $186,740 and $196,229	348,473	353,986
Identified intangible assets, net of accumulated amortization of $97,489 and $98,587	27,660	30,965
Other assets	307,620	355,347
	$18,042,447	$18,287,013
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgages payable, net	$5,638,352	$5,639,897
Senior unsecured notes, net	446,279	445,872
Unsecured term loan, net	796,236	745,840
Unsecured revolving credit facilities	1,075,000	575,000
Lease liabilities	426,059	498,254
Moynihan Train Hall obligation	1,087,669	914,960
Special dividend/distribution payable	—	398,292
Accounts payable and accrued expenses	385,956	440,049
Deferred revenue	49,386	59,429
Deferred compensation plan	94,081	103,773
Other liabilities	395,604	265,754
Total liabilities	10,394,622	10,087,120
Commitments and contingencies
Redeemable noncontrolling interests:
Class A units - 13,773,407 and 13,298,956 units outstanding	620,269	884,380
Series D cumulative redeemable preferred units - 141,401 units outstanding	4,535	4,535
Total redeemable noncontrolling partnership units	624,804	888,915
Redeemable noncontrolling interest in a consolidated subsidiary	94,112	—
Total redeemable noncontrolling interests	718,916	888,915
Shareholders' equity:
Preferred shares of beneficial interest: no par value per share; authorized 110,000,000 shares; issued and outstanding 36,793,694 and 36,795,640 shares	891,164	891,214
Common shares of beneficial interest: $0.04 par value per share; authorized 250,000,000 shares; issued and outstanding 191,151,142 and 190,985,677 shares	7,625	7,618
Additional capital	8,095,774	7,827,697
Earnings less than distributions	(2,415,500)	(1,954,266)
Accumulated other comprehensive loss	(82,646)	(40,233)
Total shareholders' equity	6,496,417	6,732,030
Noncontrolling interests in consolidated subsidiaries	432,492	578,948
Total equity	6,928,909	7,310,978
	$18,042,447	$18,287,013

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$343,026	$463,103	$787,558	$997,771

(Loss) income from continuing operations	$(217,352)	$2,596,633	$(321,855)	$2,809,814
Income (loss) from discontinued operations	—	60	—	(77)
Net (loss) income	(217,352)	2,596,693	(321,855)	2,809,737
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	17,768	(21,451)	140,155	(28,271)
Operating Partnership	14,364	(162,515)	13,974	(174,717)
Net (loss) income attributable to Vornado	(185,220)	2,412,727	(167,726)	2,606,749
Preferred share dividends	(12,530)	(12,532)	(25,061)	(25,066)
Net (loss) income attributable to common shareholders	$(197,750)	$2,400,195	$(192,787)	$2,581,683

(Loss) income per common share - basic:
Net (loss) income per common share	$(1.03)	$12.58	$(1.01)	$13.53
Weighted average shares outstanding	191,104	190,781	191,071	190,735

(Loss) income per common share - diluted:
Net (loss) income per common share	$(1.03)	$12.56	$(1.01)	$13.51
Weighted average shares outstanding	191,104	191,058	191,071	191,030

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$203,256	$164,329	$333,616	$412,013
Per diluted share (non-GAAP)	$1.06	$0.86	$1.75	$2.16

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$105,750	$173,775	$242,840	$323,790
Per diluted share (non-GAAP)	$0.55	$0.91	$1.27	$1.70

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	191,132	191,058	191,107	191,026

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS

The following table reconciles net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of our net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:
Net (loss) income attributable to common shareholders	$(197,750)	$2,400,195	$(192,787)	$2,581,683
Per diluted share	$(1.03)	$12.56	$(1.01)	$13.51

FFO adjustments:
Depreciation and amortization of real property	$85,179	$105,453	$170,315	$213,936
Net gain on transfer to Fifth Avenue and Times Square JV on April 18, 2019, net of $11,945 attributable to noncontrolling interests	—	(2,559,154)	—	(2,559,154)
Real estate impairment losses	—	31,436	—	31,436
Net gain from sale of UE common shares (sold on March 4, 2019)	—	—	—	(62,395)
(Increase) decrease in fair value of marketable securities:
PREIT (accounted for as a marketable security from March 12, 2019 and sold on January 23, 2020)	—	(1,313)	4,938	14,336
Lexington (sold on March 1, 2019)	—	—	—	(16,068)
Other	—	1	—	(41)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Non-cash impairment loss on our investment in Fifth Avenue and Times Square JV, reversing a portion of the $2.559 billion gain recognized on the April 2019 transfer to the joint venture attributable to the GAAP required write-up of the retained interest	305,859	—	305,859	—
Depreciation and amortization of real property	39,736	34,631	80,159	59,621
(Increase) decrease in fair value of marketable securities	(565)	1,709	3,126	1,697
	430,209	(2,387,237)	564,397	(2,316,632)
Noncontrolling interests' share of above adjustments	(29,215)	151,357	(38,019)	146,933
FFO adjustments, net	$400,994	$(2,235,880)	$526,378	$(2,169,699)

FFO attributable to common shareholders	203,244	164,315	333,591	411,984
Convertible preferred share dividends	12	14	25	29
FFO attributable to common shareholders plus assumed conversions	$203,256	$164,329	$333,616	$412,013
Per diluted share	$1.06	$0.86	$1.75	$2.16

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	191,104	190,781	191,071	190,735
Effect of dilutive securities:
Convertible preferred shares	28	34	29	35
Employee stock options and restricted share awards	—	243	2	256
AO LTIPs	—	—	5	—
Denominator for FFO per diluted share	191,132	191,058	191,107	191,026
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciable real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. A reconciliation of our net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions is provided above. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 3 of this press release.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below is a reconciliation of net (loss) income to NOI at share and NOI at share - cash basis for the three and six months ended June 30, 2020 and 2019 and the three months ended March 31, 2020.

	For the Three Months Ended			For the Six Months Ended June 30,
(Amounts in thousands)	June 30,		March 31, 2020
	2020	2019		2020	2019
Net (loss) income	$(217,352)	$2,596,693	$(104,503)	$(321,855)	$2,809,737
Depreciation and amortization expense	92,805	113,035	92,793	185,598	229,744
General and administrative expense	35,014	38,872	52,834	87,848	96,892
(Lease liability extinguishment gain) transaction related costs and impairment losses	(69,221)	101,590	71	(69,150)	101,739
Loss (income) from partially owned entities	291,873	(22,873)	(19,103)	272,770	(30,193)
Loss from real estate fund investments	28,042	15,803	183,463	211,505	15,970
Interest and other investment loss (income), net	2,893	(7,840)	5,904	8,797	(12,885)
Interest and debt expense	58,405	63,029	58,842	117,247	165,492
Net gain on transfer to Fifth Avenue and Times Square JV	—	(2,571,099)	—	—	(2,571,099)
Net gains on disposition of wholly owned and partially owned assets	(55,695)	(111,713)	(68,589)	(124,284)	(332,007)
Income tax expense	1,837	26,914	12,813	14,650	56,657
(Income) loss from discontinued operations	—	(60)	—	—	77
NOI from partially owned entities	69,487	82,974	81,881	151,368	150,376
NOI attributable to noncontrolling interests in consolidated subsidiaries	(15,448)	(16,416)	(15,493)	(30,941)	(33,819)
NOI at share	222,640	308,909	280,913	503,553	646,681
Non cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other	34,190	9,748	3,076	37,266	4,567
NOI at share - cash basis	$256,830	$318,657	$283,989	$540,819	$651,248

NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We consider NOI at share - cash basis to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies. NOI at share - cash basis includes rent that has been deferred as a result of the COVID-19 pandemic. Rent deferrals generally require repayment in monthly installments over a period of time not to exceed twelve months.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended June 30, 2020 compared to June 30, 2019.

(Amounts in thousands)	Total	New York	theMART		555 California Street	Other
NOI at share for the three months ended June 30, 2020	$222,640	$188,968	$17,803		$14,837	$1,032
Less NOI at share from:
Development properties	(7,376)	(7,372)	—		(4)	—
Hotel Pennsylvania (temporarily closed beginning April 1, 2020)	8,516	8,516	—		—	—
Other non-same store income, net	(9,373)	(8,283)	—		(58)	(1,032)
Same store NOI at share for the three months ended June 30, 2020	$214,407	$181,829	$17,803		$14,775	$—

NOI at share for the three months ended June 30, 2019	$308,909	$257,702	$30,974		$15,358	$4,875
Less NOI at share from:
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(5,479)	(5,479)	—		—	—
Dispositions	(3,696)	(3,696)	—		—	—
Development properties	(14,538)	(14,538)	—		—	—
Hotel Pennsylvania (temporarily closed beginning April 1, 2020)	(4,031)	(4,031)	—		—	—
Other non-same store expense (income), net	2,792	7,459	6		202	(4,875)
Same store NOI at share for the three months ended June 30, 2019	$283,957	$237,417	$30,980		$15,560	$—

Decrease in same store NOI at share for the three months ended June 30, 2020 compared to June 30, 2019	$(69,550)	$(55,588)	$(13,177)		$(785)	$—

% decrease in same store NOI at share	(24.5)%	(23.4)%	(42.5)%	(1)	(5.0)%	—%
____________________

(1)	The decrease is primarily due to the effects of the COVID-19 pandemic, causing trade shows to be cancelled from late March 2020 through the remainder of the year.

Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended June 30, 2020 compared to June 30, 2019.

(Amounts in thousands)	Total	New York	theMART		555 California Street	Other
NOI at share - cash basis for the three months ended June 30, 2020	$256,830	$221,911	$17,765		$15,005	$2,149
Less NOI at share - cash basis from:
Development properties	(9,475)	(9,471)	—		(4)	—
Hotel Pennsylvania (temporarily closed beginning April 1, 2020)	8,525	8,525	—		—	—
Other non-same store (income) expense, net	(13,174)	(11,072)	—		47	(2,149)
Same store NOI at share - cash basis for the three months ended June 30, 2020	$242,706	$209,893	$17,765		$15,048	$—

NOI at share - cash basis for the three months ended June 30, 2019	$318,657	$266,139	$31,984		$15,595	$4,939
Less NOI at share - cash basis from:
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(5,183)	(5,183)	—		—	—
Dispositions	(3,879)	(3,879)	—		—	—
Development properties	(23,364)	(23,364)	—		—	—
Hotel Pennsylvania (temporarily closed beginning April 1, 2020)	(3,982)	(3,982)	—		—	—
Other non-same store (income) expense, net	(10,214)	(5,409)	6		128	(4,939)
Same store NOI at share - cash basis for the three months ended June 30, 2019	$272,035	$224,322	$31,990		$15,723	$—

Decrease in same store NOI at share - cash basis for the three months ended June 30, 2020 compared to June 30, 2019	$(29,329)	$(14,429)	$(14,225)		$(675)	$—

% decrease in same store NOI at share - cash basis	(10.8)%	(6.4)%	(44.5)%	(1)	(4.3)%	—%
____________________

(1)	The decrease is primarily due to the effects of the COVID-19 pandemic, causing trade shows to be cancelled from late March 2020 through the remainder of the year.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended June 30, 2020 compared to March 31, 2020.

(Amounts in thousands)	Total	New York	theMART		555 California Street	Other
NOI at share for the three months ended June 30, 2020	$222,640	$188,968	$17,803		$14,837	$1,032
Less NOI at share from:
Development properties	(7,380)	(7,376)	—		(4)	—
Hotel Pennsylvania (temporarily closed beginning April 1, 2020)	8,516	8,516	—		—	—
Other non-same store income, net	(9,010)	(7,920)	—		(58)	(1,032)
Same store NOI at share for the three months ended June 30, 2020	$214,766	$182,188	$17,803		$14,775	$—

NOI at share for the three months ended March 31, 2020	$280,913	$242,559	$21,113		$15,231	$2,010
Less NOI at share from:
Development properties	(12,996)	(12,996)	—		—	—
Hotel Pennsylvania (temporarily closed beginning April 1, 2020)	9,356	9,356	—		—	—
Other non-same store (income) expense, net	(7,705)	(5,434)	(422)		161	(2,010)
Same store NOI at share for the three months ended March 31, 2020	$269,568	$233,485	$20,691		$15,392	$—

Decrease in same store NOI at share for the three months ended June 30, 2020 compared to March 31, 2020	$(54,802)	$(51,297)	$(2,888)		$(617)	$—

% decrease in same store NOI at share	(20.3)%	(22.0)%	(14.0)%	(1)	(4.0)%	—%
____________________

(1)	The decrease is primarily due to the effects of the COVID-19 pandemic, causing trade shows to be cancelled from late March 2020 through the remainder of the year.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended June 30, 2020 compared to March 31, 2020.

(Amounts in thousands)	Total	New York	theMART		555 California Street	Other
NOI at share - cash basis for the three months ended June 30, 2020	$256,830	$221,911	$17,765		$15,005	$2,149
Less NOI at share - cash basis from:
Development properties	(9,478)	(9,474)	—		(4)	—
Hotel Pennsylvania (temporarily closed beginning April 1, 2020)	8,525	8,525	—		—	—
Other non-same store (income) expense, net	(12,772)	(10,670)	—		47	(2,149)
Same store NOI at share - cash basis for the three months ended June 30, 2020	$243,105	$210,292	$17,765		$15,048	$—

NOI at share - cash basis for the three months ended March 31, 2020	$283,989	$243,665	$22,705		$15,435	$2,184
Less NOI at share - cash basis from:
Development properties	(17,024)	(17,024)	—		—	—
Hotel Pennsylvania (temporarily closed beginning April 1, 2020)	9,364	9,364	—		—	—
Other non-same store income, net	(12,521)	(9,858)	(422)		(57)	(2,184)
Same store NOI at share - cash basis for the three months ended March 31, 2020	$263,808	$226,147	$22,283		$15,378	$—

Decrease in same store NOI at share - cash basis for the three months ended June 30, 2020 compared to March 31, 2020	$(20,703)	$(15,855)	$(4,518)		$(330)	$—

% decrease in same store NOI at share - cash basis	(7.8)%	(7.0)%	(20.3)%	(1)	(2.1)%	—%
____________________

(1)	The decrease is primarily due to the effects of the COVID-19 pandemic, causing trade shows to be cancelled from late March 2020 through the remainder of the year.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the six months ended June 30, 2020 compared to June 30, 2019.

(Amounts in thousands)	Total	New York	theMART		555 California Street	Other
NOI at share for the six months ended June 30, 2020	$503,553	$431,527	$38,916		$30,068	$3,042
Less NOI at share from:
Development properties	(21,642)	(21,638)	—		(4)	—
Hotel Pennsylvania (temporarily closed beginning April 1, 2020)	8,516	8,516	—		—	—
Other non-same store (income) expense, net	(17,533)	(14,172)	(422)		103	(3,042)
Same store NOI at share for the six months ended June 30, 2020	$472,894	$404,233	$38,494		$30,167	$—

NOI at share for the six months ended June 30, 2019	$646,681	$541,060	$54,497		$29,859	$21,265
Less NOI at share from:
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(35,770)	(35,770)	—		—	—
Dispositions	(7,096)	(7,096)	—		—	—
Development properties	(35,131)	(35,131)	—		—	—
Hotel Pennsylvania (temporarily closed beginning April 1, 2020)	(4,031)	(4,031)	—		—	—
Other non-same store (income) expense, net	(15,586)	5,054	345		280	(21,265)
Same store NOI at share for the six months ended June 30, 2019	$549,067	$464,086	$54,842		$30,139	$—

(Decrease) increase in same store NOI at share for the six months ended June 30, 2020 compared to June 30, 2019	$(76,173)	$(59,853)	$(16,348)		$28	$—

% (decrease) increase in same store NOI at share	(13.9)%	(12.9)%	(29.8)%	(1)	0.1%	—%
____________________

(1)	The decrease is primarily due to the effects of the COVID-19 pandemic, causing trade shows to be cancelled from late March 2020 through the remainder of the year.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the six months ended June 30, 2020 compared to June 30, 2019.

(Amounts in thousands)	Total	New York	theMART		555 California Street	Other
NOI at share - cash basis for the six months ended June 30, 2020	$540,819	$465,576	$40,470		$30,440	$4,333
Less NOI at share - cash basis from:
Development properties	(27,591)	(27,587)	—		(4)	—
Hotel Pennsylvania (temporarily closed beginning April 1, 2020)	8,525	8,525	—		—	—
Other non-same store income, net	(26,130)	(21,366)	(422)		(9)	(4,333)
Same store NOI at share - cash basis for the six months ended June 30, 2020	$495,623	$425,148	$40,048		$30,427	$—

NOI at share - cash basis for the six months ended June 30, 2019	$651,248	$542,879	$56,896		$30,340	$21,133
Less NOI at share - cash basis from:
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(32,905)	(32,905)	—		—	—
Dispositions	(7,460)	(7,460)	—		—	—
Development properties	(47,703)	(47,703)	—		—	—
Hotel Pennsylvania (temporarily closed beginning April 1, 2020)	(3,982)	(3,982)	—		—	—
Other non-same store (income) expense, net	(30,379)	(9,797)	345		206	(21,133)
Same store NOI at share - cash basis for the six months ended June 30, 2019	$528,819	$441,032	$57,241		$30,546	$—

Decrease in same store NOI at share - cash basis for the six months ended June 30, 2020 compared to June 30, 2019	$(33,196)	$(15,884)	$(17,193)		$(119)	$—

% decrease in same store NOI at share - cash basis	(6.3)%	(3.6)%	(30.0)%	(1)	(0.4)%	—%
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(1)	The decrease is primarily due to the effects of the COVID-19 pandemic, causing trade shows to be cancelled from late March 2020 through the remainder of the year.